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                                                                     Exhibit 5.2


                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                          New York, New York 10019-5389


                                      September 29, 1998


IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho  83702-5627

Ladies and Gentlemen:

                  We have acted as counsel to IDACORP, Inc., an Idaho corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), which the Company and IDACORP Trust I, IDACORP Trust II and IDACORP Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trusts"), propose to file on or shortly after the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Company will be successor issuer to Idaho Power Company, an Idaho corporation ("Idaho Power"), pursuant to a statutory share exchange ("Share Exchange") to be effected on October 1, 1998 pursuant to an Agreement and Plan of Exchange dated as of February 2, 1998 (the "Exchange Agreement") between Idaho Power and the Company, for the purpose of establishing the Company as a holding company over Idaho Power.

                  The Registration Statement relates to the following securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"); (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"); (iii) preferred stock, without par value (the "Preferred Stock");
(iv) depositary shares (the "Depositary Shares"); and (v) common stock, without par value (the "Common Stock"), and the Preferred Share Purchase Rights attached thereto (the "Rights"), which Rights will be issued as a dividend by the Company on October 1, 1998 to shareholders of record at the close of business on that date and will be distributed by the Company with all Common Stock issued thereafter (until the expiration date thereof) (the Common Stock and the Rights collectively referred to as the "Common Shares").


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IDACORP, Inc.
September 29, 1998
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                  The Registration Statement also relates to the preferred
securities of the Trusts (the "Preferred Securities") and the guarantees of the Preferred Securities by the Company to the extent described in the Prospectus forming a part of the Registration Statement (the "Guarantees"), and together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Shares and the Preferred Securities, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

                  The Senior Debt Securities will be issued in one or more series pursuant to an Indenture (the "Senior Indenture") between the Company and Bankers Trust Company, as trustee (the "Senior Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to an Indenture (the "Subordinated Indenture") between the Company and Bankers Trust Company, as trustee (the "Subordinated Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Preferred Securities will be issued pursuant to an Amended and Restated Trust Agreement for each Trust, the form of which is filed as an exhibit to the Registration Statement. The Guarantees of the Preferred Securities are to be issued pursuant to the Guarantee Agreements (each, a "Preferred Securities Guarantee") between the Company and Bankers Trust Company (the "Guarantee Trustee"), the form of which Preferred Securities Guarantee is filed as an exhibit to the Registration Statement.

                  For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Exchange Agreement; (ii) the Registration Statement; (iii) the Rights Agreement, dated as of September 10, 1998, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"); (iv) the Restated Articles of Incorporation and Amended Bylaws of the Company; (v) resolutions adopted by the Board of Directors of the Company relating to the Share Exchange, the Registration Statement, the Rights Agreement and the issuance and delivery of Common Stock in connection with the Share Exchange; and (vi) such other documents, certificates and records as we have deemed necessary or appropriate. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to


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IDACORP, Inc.
September 29, 1998
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any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, records, certificates and documents.

                  Based upon the foregoing, and subject to the qualifications and limitations herein expressed, we are of the opinion that:

                  (1) When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Senior Indenture and the Subordinated Indenture, including any necessary supplemental indentures, filed as exhibits to the Registration Statement, shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) a prospectus supplement with respect to a particular series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities of such series.

                  (2) When (i) the Senior Indenture and the Subordinated Indenture shall have been duly executed and delivered by the Company and the Senior Trustee and the Subordinated Trustee, respectively, and (ii) a Board Resolution within the meaning of the Senior Indenture or Subordinated Indenture, as the case may be, shall have been issued or a supplemental indenture entered into, in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, detailing the establishment of a particular series of Debt Securities, such series of Debt Securities shall have been duly authorized by the Company.

                  (3) Upon the execution and filing with the Senior Trustee and the Subordinated Trustee, as applicable, of the proper papers with respect to the Senior Debt Securities or Subordinated Debt Securities, as applicable, of a particular series, the Debt Securities of such series shall be issuable under the terms of the Senior Indenture or Subordinated Indenture, as applicable.

                  (4) When such series of Debt Securities shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for such series of Debt Securities shall have been received by the Company, the Debt


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IDACORP, Inc.
September 29, 1998
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Securities of such series will be legally issued and binding obligations of the
Company and will be entitled to the benefits of the Senior Indenture or Subordinated Indenture, as applicable, on a parity with the securities of other series which may be hereafter issued thereunder pursuant to the terms of such indenture (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  (5) When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and a Preferred Securities Guarantee shall have been duly qualified under the Trust Indenture Act and (ii) a prospectus supplement with respect to such Preferred Securities Guarantee and the related series of Preferred Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required with respect to the performance by the Company of its obligations with respect to such Preferred Securities Guarantee.

                  (6) When (i) a Preferred Securities Guarantee shall have been duly executed and delivered by the Company and the Guarantee Trustee and (ii) the related series of Preferred Securities have been duly issued and sold and the purchase price therefor shall have been received by the Trust in the manner contemplated by the Registration Statement, the Preferred Securities Guarantee will constitute a valid and binding obligation of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  (7) When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to the Common Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory


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IDACORP, Inc.
September 29, 1998
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authority will be required for the valid issuance and sale of the
Common Shares.

                  (8) When (i) the Board of Directors of the Company shall have taken appropriate action to authorize the issuance and sale of the Common Shares, (ii) the Common Stock shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and for the consideration contemplated in the prospectus supplement, (iii) the Rights shall have been issued in accordance with the terms of the Rights Agreement and in accordance with the corporate and governmental authorizations and the instruments referred to above and (iv) the Share Exchange shall have been consummated in accordance with the terms of the Exchange Agreement and the laws of the State of Idaho, the Common Stock will be validly issued, fully paid and non-assessable and the Rights will be validly issued.

                  (9) When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Preferred Stock.

                  (10) When (i) the Board of Directors of the Company shall have taken appropriate action to authorize the issuance and sale of a series of the Preferred Stock, (ii) the Articles of Amendment to the Restated Articles of Incorporation of the Company relating to the series of Preferred Stock shall have been filed with the Secretary of State of Idaho in the form and manner required by law and (iii) the series of Preferred Stock shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and for the consideration contemplated in the prospectus supplement, the series of Preferred Stock will be validly issued, fully paid and non-assessable.

                  In regard to the Rights, we note that Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law each provides that nothing contained in either the Idaho Control Share Acquisition Law (Sections 30-1601 through 30-1614) or the Idaho Business Combination Law (Sections 30-1701 through 30-1710), respectively,


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IDACORP, Inc.
September 29, 1998
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is intended to limit the corporate powers or authority of an "issuing public corporation" (as defined in such statutes), such as the Company, to take actions "which the directors may appropriately determine to be in furtherance of the protection of the interests of the corporation and its shareholders, including without limitation the authority to . . . enter into . . . arrangements", such as the Rights Agreement, that "deny rights . . . to the holder or holders of at least a specified number of shares or percentage of share ownership or voting power in certain circumstances."

                  Because we are not aware of any court decision applying the law of the State of Idaho that addresses the effect of these statutory provisions or the validity of plans similar to the Rights Agreement, it is difficult to predict how a court applying the law of the State of Idaho would rule with respect to the issues relating to the Rights. Nevertheless, we are able to advise you of our conclusion concerning how a court applying the law of the State of Idaho (including, but not limited to, Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law) likely would rule. Although we are not admitted to practice in the State of Idaho, we have conferred with Robert W. Stahman, Esq., Vice President, General Counsel and Secretary of the Company, for purposes of rendering this opinion. General Counsel and we have concluded that a court applying the law of the State of Idaho, when presented with novel questions concerning takeover matters, such as the effect of the statutory provisions cited above and the adoption by the Company of the Rights Agreement, most likely would apply the corporate law of the State of Delaware, the most fully developed body of corporate law in the United States. Accordingly, in rendering our opinion, we have assumed that Delaware corporate law, with which we are familiar, provides an indication of what standards a court would apply if it were required to apply the law of the State of Idaho considering the matters relating to the Rights.

                  With respect to this opinion, we do not hold ourselves out as experts on the laws of any state other than the State of New York. Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. Insofar as this opinion involves matters of the law of the State of Idaho, we have relied upon an opinion of even date herewith addressed to you by Robert W. Stahman, Vice President, General Counsel and Secretary of the Company.



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IDACORP, Inc.
September 29, 1998
Page 7



                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained therein under the caption "Legal Opinions" in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof.

                                          Very truly yours,



                                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.